Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 16, 2014, among Sabine East Texas Basin LLC, Sabine Oil & Gas Finance Corporation, Sabine Williston Basin LLC, Sabine Bear Paw Basin LLC, Redrock Drilling, LLC, Sabine South Texas LLC, Giant Gas Gathering LLC, Sabine Mid-Continent Gathering LLC, Sabine South Texas Gathering LLC and Sabine Mid-Continent LLC (collectively, the “New Subsidiary Guarantors”), Forest Oil Corporation, a New York corporation (the “Successor Company”), under the indenture referred to below, and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”),

W I T N E S S E T H:

WHEREAS, Forest Oil Corporation has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of September 17, 2012, providing for the issuance of 7.50% Senior Notes due 2020 (the “Securities”);

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of May 5, 2014, as amended and restated on July 9, 2014, on December 16, 2014, Sabine Oil & Gas LLC was contributed to Forest Oil Corporation and subsequently merged with and into Forest Oil Corporation with Forest Oil Corporation surviving such merger (collectively, the “Merger”);

WHEREAS, in accordance with the Merger, the subsidiaries of Sabine Oil & Gas LLC became subsidiaries of the Successor Company;

WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Successor Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall unconditionally guarantee all the Successor Company’s obligations under the Securities on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Successor Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Successor Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Successor Company’s obligations under the Securities on the terms and to be bound by all other applicable provisions of the Indenture.

2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FOREST OIL CORPORATION

By:	/s/ David Sambrooks
Name:	David Sambrooks
Title:	President & CEO

New Subsidiary Guarantors:

SABINE EAST TEXAS BASIN LLC

SABINE OIL & GAS FINANCE CORPORATION

SABINE WILLISTON BASIN LLC

SABINE BEAR PAW BASIN LLC

REDROCK DRILLING, LLC

SABINE SOUTH TEXAS LLC

GIANT GAS GATHERING LLC

SABINE MID-CONTINENT GATHERING LLC

SABINE SOUTH TEXAS GATHERING LLC

SABINE MID-CONTINENT LLC

By:	/s/ David Sambrooks
Name:	David Sambrooks
Title:	President & CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name:	Kathy L. Mitchell
Title:	Vice President